                                                                EXHIBIT h(23)(e)

                             MEMORANDUM OF AGREEMENT

         This Memorandum of Agreement is entered into as of this 1st day of July, 2000 between AIM Equity Funds (the "Trust"), on behalf of the funds listed on Exhibit "A" to this Memorandum of Agreement (the "Funds"), and A I M Advisors, Inc. ("AIM").

         For and in consideration of the mutual terms and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Trust and AIM agree as follows:

         The Company and AIM agree until the date set forth on the attached Exhibit "A" that AIM will waive its fees or reimburse expenses to the extent that expenses (excluding interest, taxes, dividend expense on short sales, extraordinary items, and increases for indirect expenses resulting from expense offset arrangements, if any) of a class of a Fund exceed the rate set forth on Exhibit "A" of the average daily net assets allocable to such class. Neither the Trust nor AIM may remove or amend the waivers or expense limitations to the Company's detriment prior to the date set forth on Exhibit "A." AIM will not have any right to reimbursement of any amount so waived or reimbursed.

         The Company and AIM agree to review the then-current waivers or expense limitations for each class of each Fund listed on Exhibit "A" on a date prior to the date listed on that Exhibit to determine whether such waivers or limitations should be amended, continued or terminated. Unless the Company, by vote of its Board of Directors, or AIM terminates the waivers or limitations, or the Company and AIM are unable to reach an agreement on the amount of the waivers or limitations to which the Company and AIM desire to be bound, the waivers or limitations will continue for additional one-year terms at the rate to which the Company and AIM mutually agree. Exhibit "A" will be amended to reflect that rate and the new date through which the Company and AIM agree to be bound.

         IN WITNESS WHEREOF, the Company and AIM have entered into this Memorandum of Agreement as of the date first above written.


                                   AIM Equity Funds,
                                   on behalf of each Fund listed in Exhibit "A" to this Memorandum of Agreement

                                   By: /s/ ROBERT H. GRAHAM
                                       ----------------------------------------
                                   Title: President
                                          -------------------------------------

                                   A I M Advisors, Inc.


                                   By: /s/ ROBERT H. GRAHAM
                                       ----------------------------------------
                                   Title: President
                                          -------------------------------------

                                   EXHIBIT "A"
                                AIM EQUITY FUNDS

FUND                                 EXPENSE LIMITATION         COMMITTED UNTIL
----                                 ------------------         ---------------
AIM LARGE CAP GROWTH FUND

         Class A                            1.95%                June 30, 2001
         Class B                     (See Note 1 below)          June 30, 2001
         Class C                     (See Note 1 below)          June 30, 2001


AIM LARGE CAP BASIC VALUE FUND

         Class A                            1.25%                June 30, 2001
         Class B                     (See Note 2 below)          June 30, 2001
         Class C                     (See Note 2 below)          June 30, 2001


NOTE 1: The amount equal to Total Operating Expenses (as calculated in the Fund's financial statements less expense exclusions listed in the Memorandum of Agreement) less the basis point amounts necessary to limit Class A shares' Total Operating Expenses to 1.95%.

NOTE 2: The amount equal to Total Operating Expenses (as calculated in the Fund's financial statements less expense exclusions listed in the Memorandum of Agreement) less the basis point amounts necessary to limit Class A shares' Total Operating Expenses to 1.25%.